UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017 (March 1, 2017)

WESTMOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 – A East Harmony Road, #340 Fort Collins, CO	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 265-1717

120 E Lake St. Ste. 401 Sandpoint, ID

(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On March 1, 2017, WestMountain Gold, Inc. (the “Company”) and its wholly owned subsidiary, Terra Gold Corporation (“TGC”) filed voluntary petitions under chapter 11(the “Chapter 11 Case”) of the United States Bankruptcy Code (titled 11 of the United States Code) in the United States Bankruptcy Court for the District of Colorado (the “Court”).  The Company’s Chapter 11 Case will be administered under the title In re WestMountain Gold, Inc. and was assigned case number 17-11527-JGR.  TGC’s Chapter 11 Case will be administered under the title In re Terra Gold Corporation and was assigned case number 17-11528-JGR. The two cases are being jointly administered under the lead case of the Company.  The Company and TGC intend to continue operating their respective businesses during the Chapter 11 Cases as a debtor-in-possession in accordance with the Bankruptcy Code and orders of the Court.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Company’s Chapter 11 Case constitutes an event of default under the following obligations of the Company:

•         March 21, 2012, Convertible Promissory Notes in the aggregate principal amount of $200,000, made by the Company in favor of Fabian Andres and Bill Andres, as amended (collectively, the “Andres Notes”)

•         December 17, 2013, Promissory Note in the principal amount of $1,000,000, made by the Company in favor of Giuseppe Dessi, as amended (the “Dessi Note”)

•         The Loan and Note Modification Agreement (the “Modification Agreement”) entered into between the Company and BOCO Investments, LLC (“BOCO”) dated June 22, 2016, including the following promissory notes made by the Company in favor of BOCO that are subject to the Modification Agreement (collectively, the “Modification Agreement Notes”):

o   September 17, 2012, Amended and Restated Secured Convertible Promissory Note in the principal amount of $1,852,115;

o   May 7, 2013, Promissory Note in the principal amount of $500,000;

o   June 27, 2013, Promissory Note in the principal amount of $500,000;

o   February 14, 2014, Secured Promissory Note in the principal amount of $1,000,000;

o   May 1, 2015, Promissory Note in the principal amount of $100,000;

o   June 26, 2015, Secured Promissory Note in the principal amount of $109,346.31;

o   March 22, 2016, Secured Promissory Note in the principal amount of $125,000; and

o   April 12, 2016, Secured Promissory Note, as amended, in the principal amount of up to $1,000,000 ($905,000 balance as of the date of this Current Report).

•         November 18, 2016, Secured Promissory Note in the principal amount of $172,520, made by the Company in favor of BOCO (the “November 2016 Note”)

•         The Security Agreement entered into by the Company and BOCO dated June 27, 2013, and the Security and Inter-Creditor Agreement entered into by the Company and BOCO dated May 15, 2015 (collectively, the “Security Agreements”), giving to BOCO, as security for the Modification Agreement Notes and the November 2016 Note, a security interest in all the asset of the Company.

•         The Pledge Agreement (the “Pledge Agreement”) entered into between the Company and BOCO dated January 31, 2017, pursuant to which BOCO pledged, on behalf of the Company, a certificate of deposit in the amount $1,224,140 (the “CD”) in full satisfaction of a performance guarantee required by the Alaska Department of Natural Resources.

•         The Deed of Trust, Security Agreement, Assignment of Production, Rents and Leasehold Interests, Financing Statement and Fixture Filing (the “Deed of Trust”) entered into by and among the Company, TGC, Fidelity Title Company, as Trustee, and BOCO dated January 31, 2017, giving to BOCO, as security for all of its obligations under the Pledge Agreement in the full amount of the CD, a general security interest over all assets of the Company, including all the Company’s rights and interests in and to certain mining properties located in Alaska, including all related mining claims and leases, the Company’s after acquired property interests, and all gold, silver, and other ores and minerals extracted by the Company

As previously disclosed in the Company’s periodic reports, prior to the date hereof, the Company was in default under each of the above listed obligations for failure to make payments when due.  Prior to the filing of the Company’s Chapter 11 Case, the respective amounts due under each obligation were accelerated due to the existing defaults.

As discussed above, the filing of the Company’s Chapter 11 Case also constitutes an event of default (or cross default, in some circumstances) under each of these obligations.  With respect to each obligation, this default creates a unique basis for acceleration of the respective amounts due, which are immediately payable upon demand.  Additionally, as a result of the default, BOCO has the right to immediately foreclose on the assets of the Company pursuant to the Security Agreements and Deed of Trust to satisfy the obligations owed by the Company.  However, all actions that might be taken by a creditor to enforce their respective promissory notes and security instruments against the Company or TGC are stayed because of the filing of the Chapter 11 Cases pursuant to 11 U.S.C. §362(a).

Item 8.01 Other Events.

The Company recently moved its principal executive offices, which are now located at:

1001 – A East Harmony Road, #340
Fort Collins, CO 80525

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

	By:	/s/ Richard Bloom
Date: March 6, 2017	Name:	Richard Bloom
	Title:	Director